UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

April 20, 2020

CAMPBELL SOUP COMPANY

New Jersey	1-3822	21-0419870
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Capital Stock, par value $.0375	CPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 – Other Events

We are providing the disclosure below and supplementing the risk factors described in Item 1A of our Annual Report on Form 10-K for the year ended July 28, 2019 (the “Form 10-K”) and our Quarterly Report on Form 10-Q for the fiscal quarter ended January 26, 2020 (the “Form 10-Q”) with the following information, which we included in a preliminary prospectus supplement filed on April 20, 2020 in connection with an offering of debt securities (the “Prospectus Supplement”). The information in this Current Report on Form 8-K should be read in conjunction with the risk factors described in the Form 10-K and Form 10-Q and the information under the “Forward Looking Statements” in the Form 10-Q.

The following supplemental disclosure was included in the Prospectus Supplement.

On March 22, 2020, we had approximately $1,105 million of commercial paper borrowings, which had a weighted-average maturity of 84 days and had a weighted-average annual interest rate of 2.45%. On March 30, 2020, we borrowed $300 million under our committed revolving credit facility that matures on December 9, 2021, which carries an interest rate of 2.34% as of the date of this prospectus. We used the borrowing under our committed revolving credit facility for the repayment of commercial paper and additional cash on hand.

The following supplemental disclosure was included in the Prospectus Supplement.

Impact of COVID-19

With the spread of COVID-19 in North America, we are currently experiencing significantly higher sales for our retail products in both our Meals & Beverages and Snacks segments, especially in retail chains and large grocery supermarkets. This result is attributable to a change in retail demand, as consumers have significantly increased their current food purchases, which has more than offset the declines in our foodservice business. The recent higher sales trends of our retail products may lessen or reverse in the coming months if customers or consumers alter their purchasing habits.

With the current increased demand for our retail products, we have made changes in our supply chain network to increase overall production, including modifying production schedules and temporarily adjusting product mix. While we are experiencing higher costs in certain areas such as transportation, distribution, and front-line employee compensation, as well as incremental costs associated with newly added health screenings, temperature checks and enhanced cleaning and sanitation protocols to protect our employees and product quality standards, we are benefitting overall from increased product demand as we leverage our supply chain assets. We are also benefitting from favorable product mix and lower administrative expenses. These benefits may lessen or reverse in the coming months if customers or consumers alter their purchasing habits and/or cost trends change or accelerate in ways we did not anticipate.

At this time, we are unable to predict with any certainty the nature, timing or magnitude of any changes in future sales and/or earnings attributable to the spread of COVID-19 in North America.

The following risk factor was included in the Prospectus Supplement.

The outbreak of COVID-19 and associated responses could adversely impact our business and results of operations.

The COVID-19 pandemic has significantly impacted economic activity and markets throughout the world. In response, governmental authorities have implemented numerous measures in an attempt to contain the virus, such as travel bans and restrictions, quarantines, shelter-in-place orders and business shutdowns. These impacts and associated responses of the COVID-19 pandemic could adversely impact our business and results of operations in a number of ways, including but not limited to:

•	a shutdown of one or more of our manufacturing, warehousing or distribution facilities, or disruption in our supply chain, including but not limited to, as a result of illness, government restrictions or other workforce disruptions;

•	the failure of third parties on which we rely, including but not limited to, those that supply our packaging, ingredients, equipment and other necessary operating materials, co-manufacturers and independent contractors, to meet their obligations to us, or significant disruptions in their ability to do so;

•	a strain on our supply chain, which could result from continued increased retailer and consumer demand for our products;

•	a disruption to our distribution capabilities or to our distribution channels, including those of our suppliers, contract manufacturers, logistics service providers or independent distributors;

•	reductions in the availability of one or more of our products as we prioritize the production of other products due to increased demand;

•	new or escalated government or regulatory responses in markets where we manufacture, sell or distribute our products, or in the markets of third parties on which we rely, could prevent or disrupt our business operations;

•	continued commodity cost volatility, which may not be sufficiently offset by our commodity hedging activities;

•	continued pricing and access volatility in the capital and commercial paper markets, which might cause us to not be able to continue to access preferred sources of liquidity when we would like, and our borrowing costs could increase;

•	we have experienced higher costs in certain areas such as transportation, distribution, and front-line employee compensation, as well as incremental costs associated with newly added health screenings, temperature checks and enhanced cleaning and sanitation protocols to protect our employees and product quality standards, which we expect could continue or could increase in these or other areas;

•	while we have experienced increased demand for our retail products, we may experience significant reductions or volatility in demand for one or more of our products, which may be caused by, among other things: the temporary inability of consumers to purchase our products due to illness, quarantine or other travel restrictions, or financial hardship; the easing of governmental authority restrictions and business closings; or pantry-loading activity;

•	a change in demand for or availability of our products as a result of retailers, distributors, or carriers modifying their inventory, fulfillment or shipping practices;

•	an inability to effectively modify our trade promotion and advertising activities to reflect changing consumer shopping habits due to, among other things, reduced in-store visits and travel restrictions;

•	a shift in consumer spending as a result of an economic downturn could result in consumers moving to private label or lower price products; and

•	a continued decrease in demand at restaurants or other away from home dining establishments resulting from government restrictions and social distancing measures, which adversely affects our foodservice business.

Further, we have recently delayed the implementation of system upgrades and certain other cost-saving and enabler projects due to the COVID-19 pandemic. Continued disruptions and uncertainties related to the COVID-19 pandemic for a sustained period of time could result in additional delays or modifications to our strategic plans and other initiatives and hinder our ability to achieve our cost savings and enabler objectives on the same timelines.

These and other impacts of the COVID-19 pandemic could have the effect of heightening many of the other risk factors incorporated by reference herein. The ultimate impact depends on the severity and duration of the current COVID-19 pandemic and actions taken by governmental authorities and other third parties in response, each of which is uncertain, rapidly changing and difficult to predict. Any of these disruptions could adversely impact our business and results of operations.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect our current expectations of our future business or financial results. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause our actual results to vary materially from those anticipated or expressed in any forward-looking statement include impacts of and associated responses to the COVID-19 pandemic and other factors described in the Form 10-K and the Form 10-Q. We disclaim any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY

	By:	/s/ Charles A. Brawley, III
Charles A. Brawley, III
Vice President, Corporate Secretary and Deputy General Counsel

Date: April 20, 2020